EXHIBIT 99.1

Company Contact:	Investor Relations Contacts:
Neurologix, Inc.	Lippert/Heilshorn & Associates, Inc.

Mark Hoffman	Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451	Shayne Payne (spayne@lhai.com)
www.neurologix.net	(212) 838-3777

Neurologix Reports Second Quarter Results

FORT LEE, N.J (August 13, 2004) – Neurologix, Inc. (OTCBB:NLGX), which through its subsidiary, Neurologix Research, Inc. (“NRI”), is engaged in the research and development of proprietary gene therapy and alternative treatments for disorders of the brain and central nervous system, today reported financial results for the three and six months ended June 30, 2004.

The net loss for the three months ended June 30, 2004 was $866,000, or less than $0.01 per share, compared with a net loss of $504,000, or less than $0.01 per share, in the prior year's second quarter. The Company reported research, licensing and scientific consulting expenses of $433,000 for the second quarter of 2004, compared with $273,000 for the second quarter of 2003. This increase was primarily attributable to costs associated with the Company-sponsored Phase I clinical trial for Parkinson's disease, which commenced in August 2003. General and Administrative expenses aggregated $458,000 during the 2004 quarter, compared with $205,000 in the comparable 2003 quarter. Since the merger of NRI with and into a wholly-owned subsidiary of the Company is being treated as a reverse acquisition for accounting purposes, the expenses of Neurologix, Inc. (formerly known as Change Technology Partners, Inc.) are included in the second quarter. Such expenses, which aggregated $180,000, primarily relate to costs associated with being a public company.

The Company reported a net loss of $1,562,000, or less than $0.01 per share, for the six months ended June 30, 2004, compared to a loss of $768,000, or less than $0.01 per share, in the comparable 2003 period.

On May 7, 2004 the Company held its annual meeting of stockholders. At the meeting, Clark A. Johnson was reelected to a three-year term on the Company’s board of directors as a Class I director. Mr. Johnson is the chairman of the board of PSS/World Medical, Inc. (NASDAQ NM: PSSI), a leading national distributor of medical supplies and equipment to office based physicians and long term health care providers.

On July 23, 2004, the board of directors adopted resolutions approving an amendment and restatement of the Certificate of Incorporation that would effect a reverse stock split of the shares of the Common Stock at a ratio of one for 25, and would reduce the Company’s authorized shares of Common Stock from 750,000,000 to 60,000,000. Stockholders representing 59% of outstanding shares have approved the amendment and the reverse stock split. The reverse stock split is expected to be completed in the third quarter of 2004, after compliance with SEC and other notice requirements. Further information on the reverse split is included in the information statement filed by the Company with the SEC on August 9, 2004.

About Neurologix
Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system using gene therapy and other alternative therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as “NLX,” is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company's acquisition plans. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2004, it has incurred net losses and negative cash flows from operating activities of $7,399,000 and $6,555,000, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
If the pending Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

•
Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled “Risk Factors” in the Company's 2003 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

(Tables to follow)

NEUROLOGIX, INC. (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands, except share and per share data)
	Six Months Ended June 30,		Three Months Ended June 30,		For the period February 12, 1999 (inception) through June 30, 2004
	2004	2003	2004	2003
Operating expenses:
Research and licensing	$455,000	$234,000	$243,000	$184,000	$3,120,000
Scientific consulting	312,000	161,000	190,000	89,000	1,271,000
General and administrative expenses	801,000	324,000	458,000	205,000	2,683,000

Loss from operations	(1,568,000)	(719,000)	(891,000)	(478,000)	(7,074,000)

Other income (expense):
Dividend, interest income and other income	25,000	12,000	25,000	5,000	66,000
Interest expense-related parties	(19,000)	(61,000)	-	(31,000)	(391,000)

Other income (expense), net	6,000	(49,000)	25,000	(26,000)	(325,000)

Net loss	$(1,562,000)	$(768,000)	$(866,000)	$(504,000)	$(7,399,000)

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding, basic and diluted	474,821,855	167,295,590	562,980,253	169,608,680

NEUROLOGIX, INC. (A Development Stage Company) CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in thousands, except share and per share data)
June 30,
2004

ASSETS	(UNAUDITED)
Current Assets:
Cash and cash equivalents	$1,261,000
Marketable securities	2,787,000
Prepaid expenses and other current assets	72,000

Total current assets	4,120,000

Equipment, less accumulated depreciation of $134	154,000
Intangible assets, less accumulated amortization of $53	326,000
Investments in unconsolidated affiliates	8,000

Total Assets	$4,608,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	259,000
Capital lease obligations	18,000

Total Liabilities	277,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A - $.06 per share cumulative, convertible share-for-share into common stock; $.10 par value; 500,000 shares authorized, 645 shares issued and outstanding with an aggregate liquidation preference of $1 per share	-
Common stock: $.001 par value; 750,000,000 shares authorized, 563,035,840 issued and outstanding	563,000
Additional paid-in capital	11,582,000
Unearned compensation	(415,000)
Deficit accumulated during the development stage	(7,399,000)

Total stockholders’ equity	4,331,000

Total Liabilities and Stockholders’ Equity	$4,608,000

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